RONALD R. CHADWICK, P.C.
                           CERTIFIED PUBLIC ACCOUNTANT
                               3025 S. PARKER ROAD
                                    SUITE 109
                             AURORA, COLORADO 80014
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                            TELEPHONE: (303) 306-1967
                           TELECOPIER: (303) 306-1944

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in the Prospectus, constituting part of this Registration Statement on Form SB-2, of my report dated May 15, 1997 relating to the financial statements of Atlantis Aquafarm, Inc. which appear in such Prospectus. I also consent to the reference to my firm under the heading "Experts" in such Prospectus.

Aurora, Colorado                             /s/Ronald R. Chadwick, P.C.
June 17, 1997                                RONALD R. CHADWICK, P.C.